UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

KraneShares Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1)and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

AST Fund Solutions, LLC 55 Challenger Road, Suite 201 Ridgefield Park, NJ 07660

<Line 1>
<Line 2>
<Line 3>
<Line 4>
<Line 5>
<Line 6: CITY STATE ZIP>

August 15, 2017

Dear Shareholder,

RE:	KraneShares Bosera MSCI China A Share ETF (“KBA”)
KraneShares Zacks New China ETF (“KFYP”)
KraneShares CSI China Internet ETF (“KWEB”)
KraneShares E Fund China Commercial Paper ETF (“KCNY”)
KraneShares FTSE Emerging Markets Plus ETF (“KEMP”)

We have been trying to contact you regarding an important matter pertaining to your investment in one of the above listed Funds. This matter relates to an important operational initiative for the Fund and we urgently need your response.

Please call us today regarding this matter. The call will only take a few moments of your time, and you will not be asked to provide any confidential information.

Our number is (877) 283-0320 and our representatives are available between 9:00 a.m. and 10:00 p.m., Eastern Time, Monday through Friday. When you call, please have available the reference number listed below.

Thank you in advance for your assistance.

REFERENCE NUMBER: 123456789